Exhibit 10.18(iii)

FIRST AMENDMENT TO THE
Barnes Group Inc. Deferred Compensation Plan (DCP)
(as amended and restated effective as of April 1, 2012)

THIS FIRST AMENDMENT is made by BARNES GROUP INC. (the "Company"), effective as of the date(s) set forth below.

WHEREAS, the Company maintains the Barnes Group Inc. Deferred Compensation Plan, as amended (the "Plan"); and
WHEREAS, the Company wishes to further amend the Plan to modify the definition of "Spouse"; and
WHEREAS, the Plan provides that the Plan may be amended from time to time.
NOW THEREFORE, the Plan is hereby amended as follows:
1.Effective as of June 26, 2013, Section 8.2 of the Plan is amended to read as follows:

"8.2 The term “Spouse” shall mean the individual to whom the Participant is legally married under the laws of the State in which the marriage was entered into.  After a Participant's death, his "Spouse" shall be the individual, if any, who met these criteria as of the date of the Participant's death.”
2.Except as specifically set forth above, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 12th day of December, 2014.

BARNES GROUP INC.
By: /s/ DAWN N. EDWARDS
Dawn N. Edwards
Senior Vice President, Human Resources
and Chairperson, Benefits Committee